Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-156744) on Form  S-8 of Energy Services of America Corporation and subsidiaries of our report dated December 23, 2009, on our audits of the consolidated financial statements of Energy Services of America Corporation appearing in the Annual Report on Form 10-K of Energy Services of America Corporation for the year ended September 30, 2009.

ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
December 23, 2009

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